UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2017,  Steven Fishman notified the Company’s Board of Directors (the “Board”) of his decision to resign from the Board effective immediately.  Mr. Fishman’s resignation is for health and personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Fishman had been serving as Chairman of the Board.

On April 7, 2017, the Board appointed Robert Fish, a current Board member, as Chairman of the Board.  In appointing Mr. Fish as Chairman, the Board recognized Mr. Fish’s extensive knowledge and experience in the healthcare industry, including his role as chief executive officer of the Company’s predecessor and a number of other healthcare companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	GENESIS HEALTHCARE, INC.
/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel, Secretary and Assistant Treasurer